Exhibit 10.3

PRIVATE  AGREEMENT  OF  STOCKHOLDING  TRANSFER

The parties to this agreement, of irrevocable and irreversible character, are the following persons and companies:

     1)  ARBOR  INC.
     Incorporated on 25/02/1999, in the State of Nevada, USA.
     Tax-ID  -  55.0835860
     Headquarters and Address; 2642, Collins Avenue, Suite 305,
                               Miami  - Florida - USA - 33140.
     The Directors are Costas M. Takkas, hereby represented; and Stephen Spoonamoore.


     2)  CPL  Construcoes  e  Comercio  Inc.
     Incorporated on 20/03/1995, in the State of Delaware, USA.
     Tax-ID  -  ---------------
     Headquarters and Address; 1645, South Miami Avenue,
                               Miami - Florida - USA - 33139.
     The Directors are Costas M. Takkas, Argemiro Pinesi Junior, Angelo Takkas and Rogerio Netto da Paz, who jointly with Costas M. Takkas, is hereby represented.


     3)  CPLArbor  do  Brasil  Constutora  Ltda.
     Incorporated on 19/02/2003, in the State of Sao Paulo, Brazil. CNPJ/MF Number 05.780.433/0001-20
     Headquarters  and  Address;  Avenida  Conceicao,  321-A,
                                  Bairro  Vila  Rezende,
                                  Piracicaba - SP - CEP 13405-280.

     The sole stockholders: - Rogerio Netto da Paz, holding 99% (ninety nine per cent) of the capital stock or stockholding and Patricia Naval Petrocelli, with 1% (one per cent) of the capital stock or stockholding, hereby represented, therefore, as holders of one hundred per cent of the capital stock of the company.

     Taking into consideration that the company CPLArbor Brasil Construtora Ltda., with its headquarters in Piracicaba, SP, and in Brazil, was created and founded as a subsidiary and associated company of CPL Comercio e Construcoes Inc., with its headquarters in the State of Delaware, USA, and similarly was created and founded as a subsidiary and associated company of Arbor Inc., with its headquarters in the State of Nevada, USA, therefore companies with common interests, always looking to extend their markets and to increase their competitiveness, as, for example,


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     in  the  construction  of  135  residential houses, in the execution of the project known as the "Conjunto Residencial ALTOS DA AGUA BRANCA", in the city of Piracicaba - SP;

     Taking into consideration, that the companies ARBOR INC., CPL Construcoes e COMERCIO INC. and the company CPLArbor do BRASIL Construtora Ltda., initiated and are promoting registration by the relevant agencies in Brazil, principally to comply with the obligations required by the Brazilian Government federal authorities and the registration requirements of the Banco Central do Brasil S/A, and others, it is agreed that for such legalization and to comply with the relevant legislation, it is necessary for a signed agreement between the members of the respective companies;

     Consequently, the sole stockholders of the company CPLArbor do Brasil Construtora Ltda., Rogerio Netto da Paz and Patricia Naval Petrocelli, by this document and according to the law, are presented with the paperwork for the relevant stockholding alteration and are obliged to sign the relevant stockholding alteration document, according to Brazilian laws, so that the stock ownership of CPLArbor do Brasil Construtora Ltda., registered by CNPJ/MF number 05.780.433/0001-20, transfers to be integrated, composed or consisting of only corporate bodies or of the companies ARBOR INC., of Nevada - USA and of CPL Construcoes e Comercio Inc., of Delaware, USA, whose capital will be solely composed by these two unique corporate bodies, in the proportion of 50% (fifty per cent) of the capital stock or respective stockholding of each one. It belongs to and becomes the exclusive ownership of the referred to and named corporate bodies or companies and cannot be denied by those that are bound by this particular document. This applies until the assignment or definitive transfer is formalized and or the respective alteration in the articles of association of CPLArbor do Brasil Construcoes Ltda occurs. It is agreed that the stockholding of CPLArbor do Brasil Construtora Ltda., passes into the hands and ownership of these companies or of those determined by these companies and their owners, hereby undersigned.

     Moreover, Rogerio Neto da Paz and Patricia Naval Petrocelli, are also obliged immediately not to modify or alter the articles of association of CPLArbor do Brasil Construcoes Ltda., in order to wholly comply with the above mentioned obligations stipulated by Costas M. Takkas and the other company signatories to this document.

     Everything having been agreed, having read and conformed to this document, the parties are to sign this document in three equal and identical copies, for one purpose, promising to comply with all its requirements, by themselves, or by their successors or heirs. It is also to be signed jointly by two witnesses. The Piracicaba judicial district forum is chosen to settle any doubts contained therein.

     Piracicaba, 24 July 2003.


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     ---------------------------------
     For ARBOR INC. - Costas M. Takkas


     -----------------------------------------
     For CPL Construcoes e Comercio Inc.
     Costas M. Takkas and Rogerio Netto da Paz


     ---------------------------------------------------------
     For CPLArbor do Brasil Construtora Ltda., and personally-
     - Rogerio Netto Das Paz and Patricia Naval Petrocelli -


     WITNESSES

     1)----------------------------

     2)----------------------------


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